EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-128397, 333-61862 and 333-100648) and Form S-8 (Nos. 333-128396, 333-124856, 333-122718, 333-108767, 333-99729, 333-75406, 333-49656, 333-33464, 333-30518, 333-74343, 333-45425 and 333-04131) of Nuance Communications, Inc. (formerly ScanSoft, Inc.) of our report dated February 26, 2004, relating to the financial statements, which appears in this Annual Report on Form 10-K/A.

/s/ Pricewaterhouse Coopers LLP

Boston, Massachusetts
December 22, 2005